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                                                                 Exhibit 10.9

                    SECURITY ASSOCIATES INTERNATIONAL, INC.

                COMMON STOCK SUBSCRIPTION AND PURCHASE AGREEMENT



     This Agreement is made as of September 5, 1996, between Security Associates International, Inc., a Delaware corporation (the "Company"), and TJS Partners, L.P., a New York limited partnership (the "Purchaser").

                                       1.

     1.1. Authorization. The Company will authorize the subscription, issuance and sale of Three Million Five Hundred Twenty-Five Thousand Six Hundred Eighty Two (3,525,682) shares of its Common Stock having the rights, privileges and preferences as set forth in the Certificate of Incorporation and the By-laws in the form attached to this Agreement as Exhibits 1.1A and 1.1B, respectively.

     1.2. Sale of Shares. Subject to the terms and conditions hereof, the Company will issue and sell to Purchaser, and the Purchaser will buy from the Company, the total number of shares of its Common Stock specified in Section
1.1 ("New Shares") at a purchase price of $0.442 per New Share (the "Purchase Price Per Share") for an aggregate purchase price of One Million Five Hundred Fifty-Eight Thousand Three Hundred Fifty-One Dollars ($1,558,351.00).

     1.3. Promissory Note. Subject to the terms and conditions hereof, the Company will authorize the issuance of, and will issue to Purchaser, the Promissory Note for the purpose of evidencing the Loan, all as described and defined in Section 2.


                                       2.
                     Closing Date; Delivery; Consideration

     2.1. Closing Date. The closing of the purchase and sale of the New Shares hereunder shall be held at the offices of Sachnoff & Weaver, Ltd., Suite 2900, 30 South Wacker Drive, Chicago, Illinois 60606 at 9:00 a.m., local time on September 5, 1996 (the "Closing") or at such other time and place upon which the Company and the Purchaser shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

     2.2. Delivery; Consideration. At the Closing, the Company shall deliver to Purchaser (a) a certificate or certificates, registered in Purchaser's name, representing the number of New Shares to be purchased by Purchaser, against delivery by Purchaser of consideration therefor, which shall consist of payment of One Million Five Hundred Fifty-Eight Thousand Three Hundred Fifty-One Dollars ($1,558,351.00) by wire transfer of same day funds to the Company, (b) the Promissory Note, duly executed by the Company, payable to the Purchaser and evidencing the Loan against the advance by the Purchaser of the principal

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amount of such Loan (as defined below), and (c) options and warrants granting to the Purchaser rights which are, in all material respects, identical to the rights of the holders of the Remaining Options (as defined below) evidenced by the Standby Option and Warrant Agreement in the form of Exhibit 2.2.

     2.3. The "Loan" shall be (i) in the principal amount of $3,441,649.00,
(ii) subordinate to any Senior Indebtedness (as defined below), whether now existing or hereafter arising, (iii) for a term not to exceed the earlier of twelve (12) months or thirty (30) days after the completion of the rights offering ("Rights Offering") described in Section 7.12 and the receipt by the Company of the proceeds therefrom, provided that the Company's obligation to repay the Loan prior to the expiration of twelve (12) months shall be limited to the net proceeds of the Rights Offering, and (iv) evidenced by and otherwise having the terms set forth in a non-negotiable promissory note in the form attached as Exhibit 2.3 (the "Promissory Note"). Purchaser agrees that it will not sell, assign, transfer or pledge the Promissory Note except in compliance with the Securities Act of 1933, as amended, (the "Securities Act") and any applicable state securities laws. Purchaser agrees that in the event a new senior lender requests modification to the subordination provisions of the Promissory Note as a condition of lending to the Company, Purchaser will agree to any commercially reasonable requests to modify such provisions of the Promissory Note. As used herein "Senior Indebtedness" shall mean the principal of and unpaid accrued interest on (a) all indebtedness of the Company to banks, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Company (whether or not secured), (b) any such indebtedness or debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness referred to in clause (a) above, (c) 12% Notes in the principal amount of $387,921.00 issued by the Company in 1992, 1993 and 1994, which Notes are secured by a first lien on monitoring contracts owned by the Company, (d) 14% Convertible Notes in the principal amount of $170,000.00, which Notes are convertible into 85,000 shares of the Company's Common Stock and are secured by a second lien on monitoring contracts owned by the Company, and (e) a Promissory Note in the principal amount of $777,475.55 issued by All Security Monitoring Services, L.L.C. ("All Security") to Shirley A. Hoven, which Note is secured by all of the assets of All Security and which represents the remaining portion of the purchase price of All Security's business acquired in 1995.

                                       3.

                 Representations and Warranties of the Company

     The Company hereby severally represents and warrants to the Purchaser with respect to the sale of the New Shares as follows:

     3.1. Organization and Standing; Certificate of Incorporation and By-laws. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction wherein

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the character of its properties or the nature of the activities conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the Company or its property or business. The attached copies of the Company's Certificate of Incorporation and By-laws are true, correct and complete and contain all amendments through the Closing Date.

     3.2. Corporate Power. The Company will have at the Closing Date all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the New Shares hereunder, to issue, and borrow pursuant to, the Promissory Note and to carry out and perform its obligations under the terms of this Agreement.

     3.3. Subsidiaries. Other than as set forth on Schedule 3.3, the Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity. As used herein, a "subsidiary" is any corporation, limited liability company or partnership with respect to which the Company owns fifty percent (50%) or more of the equity interests and any subsidiary of a subsidiary.

     3.4. Capitalization. The authorized capital stock of the Company will consist, immediately prior to the Closing, of 10,000,000 shares of common stock, $.001 par value (the "Common Stock"), of which 3,669,587 of such shares (excluding the New Shares) are issued and outstanding. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. Options and warrants to purchase 463,088 shares of Common Stock are issued and outstanding. The Company will issue, concurrently with the Closing, options to purchase 500,000 shares of Common Stock in connection with the transactions contemplated by Section 7.10 hereof. At or prior to the Closing the options and warrants for in the aggregate 742,155 shares of Common Stock held by Ronald I. Davis ("Davis"), James S. Brannen ("Brannen") and Stephen Rubin ("Rubin"), officers of the Company, shall be canceled and shall be of no further force or effect and the options for in the aggregate 132,528 shares of Common Stock held by Jerry A. Spitler and Edward Butzer shall be canceled and, in either case, shall be of no further force and effect. All outstanding securities of the Company were issued in compliance with applicable Federal and state securities laws. Except set forth above, there are no options, warrants or other rights to purchase any of the Company's authorized and unissued capital stock. The holders of Common Stock and of options to purchase Common Stock (other than options to be canceled or exercised at or prior to Closing) together with the number of shares held or rights to such options and the exercise price and periods during which such options or debentures may be exercised or converted are set forth on Schedule 3.4. Except as set forth on Schedule 3.4 attached hereto, there will be as of the Closing Date no other holders of Common Stock or outstanding options, warrants or other rights, commitments or arrangements, written or oral, to which the Company is a party or by which it is bound, to purchase or otherwise acquire any authorized but unissued shares of Common Stock of the Company or any security directly or indirectly convertible into or exchangeable or exercisable for any Common Stock of the Company. The options and warrants listed on Schedule 3.4 which are to remain outstanding as of the Closing Date are referred to collectively as the "Remaining Options."

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     3.5. Authorization.  All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the New Shares or the issuance and borrowing under the Promissory Note and the performance of all of the Company's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms. The New Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will have the rights set forth in the Certificate of Incorporation and the By-laws. No further approval or authorization of the stockholders or the directors of the Company or of any governmental authority or agency will be required for the issuance and sale of the New Shares or the issuance of the Promissory Note, as contemplated by this Agreement. Except as set forth in Schedule 3.5 attached hereto, no stockholder of the Company or any other person is entitled to any preemptive rights with respect to the purchase or sale of any securities by the Company. Except as set forth in Schedule 3.5 attached hereto, the Company, in light of its business or proposed business, does not require any consent, approval, authorization or order of, or declaration, filing or registration with, any court or governmental or regulatory agency or board in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     3.6. Financial Statements. The Company has delivered to Purchaser its combined audited balance sheet and statement of operations and the audited balance sheets and statements of operations of each of its subsidiaries for the periods ended December 31, 1992, 1993, and 1994, its combined unaudited balance sheet and statement of operations for the period ended December 31, 1995 and its combined unaudited balance sheet and statement of operations for the three month period ended June 30, 1996 (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited financial statements do not contain footnotes. The Financial Statements accurately set out and describe the financial condition and operating results of the Company on a combined basis and of each of its subsidiaries as of the dates, and during the periods, indicated therein.

     3.7. Absence of Changes. Except as set forth in Schedule 3.7 attached hereto and the transactions contemplated by Section 7.10 hereof, since June 30, 1996: (a) neither the Company nor any of its subsidiaries has entered into any agreement or transaction which was not in the ordinary course of business; (b) there has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) materially adversely affecting the business or operations of the Company or any of its subsidiaries; (c) neither the Company nor any of its subsidiaries have declared or paid any dividend or made any distribution (in cash, securities or other property) on its stock, or redeemed, purchased or otherwise acquired any of its stock; (d) neither the Company nor any subsidiary has increased the compensation of any of its respective officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the ordinary course of business; and the Company does not know of the impending resignation or termination of employment of any key officer or employee of the Company or any of its subsidiaries that if consummated would have a materially adverse effect

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on its business, except that Jerold Spitler, manager of Securities
Associates Command Center II, LLC, has orally agreed to work for the Company only until December 31, 1996; (e) there has been no labor dispute involving the Company, any subsidiary or their respective employees and none is pending or, to the best of the Company's knowledge, threatened; (f) there has not been any change, except in the ordinary course of business, in the contingent obligations of the Company or any subsidiary, by way of guaranty, endorsement, indemnity, warranty or otherwise; (g) there have not been any loans made by the Company or any subsidiary to any of its employees, officers or directors other than travel advances and office advances made in the ordinary course of business; (h) neither the Company nor any subsidiary has borrowed any amount or incurred or become subject to any liabilities (absolute or contingent), except expenses incurred in the ordinary course of business; (i) neither the Company nor any subsidiary has paid any obligations or liabilities, other than current liabilities paid in the ordinary course of business; (j) neither the Company nor any subsidiary has mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of its properties or assets; (k) neither the Company nor any subsidiary has sold, assigned or transferred any of its assets other than in the ordinary course of business; (l) neither the Company nor any subsidiary has made any capital expenditures or commitments therefor except in the ordinary course of business; and (m) to the best knowledge of the Company, there has been no other event or condition of any character pertaining to and materially adversely affecting the assets or business of the Company or any subsidiary.

     3.8. Material Liabilities. Except as disclosed on Schedule 3.8 attached hereto, neither the Company nor any subsidiary has any material liabilities or obligations, absolute or contingent (individually or in the aggregate), except
(i) the liabilities and obligations set forth in the Financial Statements; (ii) liabilities and obligations which have been incurred subsequent to June 30, 1996 in the ordinary course of business which have not been, in the aggregate, materially adverse; (iii) liabilities and obligations under sales, procurement and other contracts and arrangements entered into in the ordinary course of business; (iv) the Company's obligations in connection with the transactions contemplated by Section 7.10 and the payment of certain debts of the Company and its subsidiaries in connection therewith.

     3.9. Title to Properties and Assets; Liens, etc. The Company and its subsidiaries have good and marketable title to their properties and assets, and have good title to all their leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien for current taxes not yet due and payable; (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business; and (iii) the liens and security interests granted to Security Leasing Partners, LP of St. Louis, Missouri, Shirley A. Hoven, the holders of certain promissory notes issued by subsidiaries of the Company, NBD Bank, and certain holders of 12% and 14% promissory notes issued by the Company, all as set forth in Schedule 3.9 attached hereto. The Company owns or leases all such properties as are necessary to its operations as now conducted and such properties are in good operating condition and repair, reasonable wear and tear excepted.


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     3.10. Compliance with Other Instruments, None Burdensome, etc.  The
Company and its subsidiaries are not in violation of any term of their respective Certificates of Incorporation or By-laws, or other organizational documents, or, in any material respect, of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and are not in violation of any order, statute, rule or regulation applicable to the Company where such violation would materially and adversely affect the Company and its subsidiaries, taken as a whole. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the New Shares and the Promissory Note to Purchaser (i) have not resulted and will not result in any violation of, or conflict with, or constitute a default under, the Certificate of Incorporation or By-laws of the Company or any of the organizational documents of its subsidiaries or any of their respective agreements, (ii) have not resulted and will not result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or its subsidiaries, (iii) have not resulted and will not result in the loss of any license, certificate, legal privilege or legal right enjoyed or possessed by the Company; (iv) do not and will not give any party to any agreement to which the Company is a party a right of termination; or (v) do not and will not require the consent of any other person or entity under any agreement, indenture, mortgage, document or other instrument or undertaking by which the Company is bound or to which any of its properties are subject. There exist no violations or defaults under the provisions of this Section 3.10 which materially and adversely affect the business of the Company, its subsidiaries or any of their respective properties or assets.

     3.11. Intangible Assets. The Company and its subsidiaries (i) own or have the right to use, free and clear of all liens, claims and restrictions, all trademarks, service marks, trade names, copyrights (and licenses with respect to the foregoing) used in the conduct of their business as now conducted or as proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing; and (ii) except as disclosed on Schedule 3.11, are not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise. The Company and its subsidiaries have not granted any licenses with respect to their business as proposed. The business of the Company does not, and will not cause the Company to, violate any patent, trademark, service mark, trade name, trade secret, copyright, license or proprietary interest of any other person. The Company possesses all proprietary technology necessary for the conduct of its business, both as proposed to be conducted in the Company's business plan and as presently conducted.

     3.12. Litigation, etc. There are no actions, suits, proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company or any subsidiary or their respective properties before any court, arbitration panel or governmental agency (nor, to the best of the Company's knowledge, is there any reasonable basis therefor) except as described on Schedule 3.12.

     3.13. Employees. Except as disclosed on Schedule 3.13A, no officer, director, employee or stockholder, or any member of their immediate families, is, directly or indirectly,

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interested in any material contract with the Company.  No officer of the
Company is a party to or bound by any agreement, contract or commitment, or subject to any restrictions (including confidentiality or non-compete restrictions) in connection with any previous or current employment of any such person, which adversely affects, or in the future may adversely affect, the business, or the proposed business of the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation, except as disclosed on Schedule 3.13B.

     3.14. Registration Rights. Except for the rights granted in or pursuant to this Agreement, the Company is not under any contractual obligation to register with any federal or state securities regulatory body, any of its presently outstanding securities or any of its securities which may hereafter be issued or which permit or entitle the holder thereof to include securities of the Company in any registration statement filed by the Company.

     3.15. Governmental Consent, etc. No consent, approval or authorization of (or designation, declaration or filing with) any governmental agency on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the New Shares.

     3.16. Offering. Subject to the accuracy of the Purchaser's representations in Section 4 hereof and in response to the Company's Suitability Questionnaire in the form attached hereto as Exhibit 3.16 (the "Suitability Questionnaire"), the offer, sale and issuance of the New Shares and the issue of the Promissory Notes in conformity with the terms of this Agreement, constitute transactions exempt from the registration requirements of
Section 5 of the Securities Act.

     3.17. Brokers or Finders; Other Offers. Neither the Company nor any of its subsidiaries has incurred, or will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, except for the finders' fee due Pro Finance Associates, Inc. on the Closing of this Agreement in accordance with the letter attached hereto as
Exhibit 3.17, which fee shall not exceed $110,000.00. The payment of said fee shall be solely the obligation of the Company.

     3.18. Tax Matters. The Company and its subsidiaries: (i) have timely filed all tax returns that are required to have been filed by them with all appropriate federal, state, county and local governmental agencies (and all such returns fairly reflect the Company's operations for tax purposes), and all taxes, fees, assessments and governmental charges of any nature shown by such returns to be due and payable have been paid, except for those amounts being contested in good faith and for which appropriate amounts have been reserved in accordance with generally accepted accounting principles and except for certain filings with the states of Illinois and Delaware which have been brought current; (ii) have timely paid all taxes owed by them which they obligated to withhold from amounts owing to any employee (including without limitation social security taxes), creditor or third party (other than taxes the validity of which are being contested in good faith by appropriate proceedings) and except for certain state franchise taxes in the states of Illinois and Delaware which have been brought current; and

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(iii) have not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency. The assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the recorded liability therefor, and, to the best of the Company's knowledge, there are no material unresolved questions or claims concerning the Company's tax liability. Neither the Company's nor any subsidiary's tax returns have been reviewed or audited by any federal, state, local or county taxing authority. To the best of the Company's knowledge, there is no pending dispute with any taxing authority relating to any of said returns which, if determined adversely to the Company or its subsidiaries, would result in the assertion by any taxing authority of any valid deficiency in any material amount for taxes.

     3.19. Insurance. The Company and its subsidiaries have valid workers' compensation, fire, casualty and liability insurance policies, in such amounts and with such coverage as are carried by similar companies in the Company's industry, in each case with reputable insurers. The Company is not in default with respect to any provision contained in any such policy and has not failed to give any notice or present any claim under any such policy in due and timely fashion. There are no outstanding unpaid claims under any such policy. The Company has not received notice of, nor has it knowledge of, any inaccuracy in any application for such policies, any failure to pay premiums when due or any similar state of facts that might form the basis for termination of any such insurance. The Company has not canceled or terminated any insurance policy, nor has any insurance company canceled or terminated any insurance policy of the Company.

     3.20. Environmental and Safety Regulations. The Company knows of no violation or violations by the Company, any subsidiary, or their respective employees or agents of any environmental or safety regulation that in the aggregate would have a materially adverse effect on the business, properties, prospects or financial condition of the Company.

     3.21. Disclosure. The Company's Confidential Placement Memorandum dated March 19, 1996, attached hereto as Exhibit 3.21A, was based upon facts and assumptions that were valid on March 19, 1996, but which no longer are valid, in part, as of the date of this Agreement. This Agreement with the Schedules and Exhibits hereto and the Company's Pro Forma Projected Consolidated Statement as of June 30, 1996 (the "Pro Forma Statement") attached hereto as
Exhibit 3.21B, are based on updated facts and assumptions and when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Pro Forma Statement was prepared in good faith; however, the Company does not warrant that it will achieve the financial projections contained therein. There exists no fact or circumstance which, to the knowledge of the Company, materially adversely affects or will materially adversely affect the business, properties or assets, or condition, financial or otherwise, of the Company, both at the present and as proposed by the Company in its business plan, except as set forth in Schedule 3.21 attached hereto.


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     3.22. Only Common Voting Stock Will Be Outstanding.  The only issued and outstanding shares of capital stock of the Company at Closing will be common voting shares possessing identical rights and privileges.

     3.23. Pension Plans. Except as set forth on Schedule 3.23, the Company does not have any pension, health, retirement, profit sharing, bonus, stock purchase, stock option, severance or similar employee benefit plans or obligations, whether of a legally binding nature or in the nature of informal understandings.

     3.24. Representations and Warranties True on Closing Date. The representations and warranties of the Company contained in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by the Company to the Purchaser will be true and correct in all material respects at the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout this Agreement.

                                       4.
                Representations and Warranties of the Purchaser

     The Purchaser hereby severally represents and warrants to the Company with respect to the purchase of the New Shares as follows:

     4.1. Investment. It is acquiring the New Shares and the Promissory Note for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that neither the New Shares nor the Promissory Note have been, nor will be, registered under the Securities Act or the securities laws and regulations of any state by reason of specific exemption(s) from the registration provisions of the Securities Act and such state laws and regulations, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein and in the Suitability Questionnaire.

     4.2. Legend. Purchaser acknowledges that the certificates representing the New Shares, will bear a legend of substantially the following form:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT A PROPOSED SALE OR TRANSFER DOES NOT REQUIRE REGISTRATION UNDER APPLICABLE LAW.

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     4.3. Rule 144.  Purchaser acknowledges that the New Shares and the
Promissory Note, must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities laws and regulations or unless an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

     4.4. No Public Market. Purchaser understands that there is only one public market maker for the Common Stock of the Company, that the trading in the Common Stock is extremely limited and that the Company has made no assurances that a public market will ever exist for the Company's securities. Purchaser acknowledges that because the shares of Common Stock acquired hereby will not be registered under the Securities Act, Purchaser will not be able to participate in any public market for the Common Stock until such time as the shares acquired by Purchaser are registered under the Securities Act and applicable state laws and regulations or exemptions from such registration is available.

     4.5. Access to Data. Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has had the opportunity to review the Company's facilities and business plan. It understands that such discussions, as well as any written information issued by the Company, including the business plan, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description. All questions of Purchaser have been answered, and all information requested by Purchaser has been supplied, to the complete satisfaction of Purchaser.

     4.6. Authorization. This Agreement, when executed and delivered by Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms.

     4.7. Brokers or Finders. The Purchaser has not incurred and will not incur, directly or indirectly, as a result of any action taken by Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

     4.8. Organization and Standing; Articles of Partnership. The Purchaser is a limited partnership duly formed and existing under, and by virtue of, the laws of the State of New York and is in good standing under such laws. The Purchaser has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Purchaser has furnished the Company with copies of its Articles of Partnership, as amended and its financial statements as of December 31, 1995. Said copies are true, correct and complete and contain all amendments through the Closing Date and said financial statements accurately describe the financial condition of the Purchaser as of the date thereof, and in all material respects as of the Closing Date.

     4.9. Power and Authority. The Purchaser will have at the Closing Date all requisite power and authority to execute and deliver this Agreement, to subscribe and purchase the New

Shares and to make the Loan hereunder and to carry out and perform its obligations under the terms of this Agreement.

     4.10. Authorization. All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of this Agreement by the Purchaser, the subscription and purchase of the New Shares, the making of the Loan, and the performance of all of the Purchaser's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Purchaser, shall constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

                                       5.
                       Purchaser's Conditions to Closing

     The Purchaser's obligations to purchase the Shares at the Closing are subject to the fulfillment of the following conditions, the waiver of which shall not be effective unless it is provided in writing by the Purchaser:

     5.1. Correctness of Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date as if made on and as of the Closing Date.

     5.2. Covenants. All covenants, agreements and conditions contained in this Agreement are to be performed by the Company on or prior to the Closing Date shall have been performed or complied with.

     5.3. Compliance with State Securities Laws. The Company shall have obtained all permits and qualifications required by the State of New York for the offer and sale of the New Shares, or shall have the availability of exemptions therefrom.

     5.4. Legal Matters. All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been reasonably approved by counsel to the Purchaser.

     5.5. Directors. Effective as of the Closing Date, the Company's Board of Directors will consist of those persons whose names appear in Schedule 5.5.

     5.6. Cancellation and/or Exercise of Certain Options and Warrants. The options and warrants which, as described in Section 3.4 above, are to be canceled or exercised at or prior to Closing shall have been so canceled or exercised and written evidence thereof, reasonably satisfactory to the Purchaser, shall have been provided to the Purchaser.

     5.7. Completion of Acquisitions.  The acquisitions contemplated by Section
7.10 shall occur simultaneously with the Closing of the transactions contemplated by this Agreement on the Closing Date.

     5.8. Opinion of Company's Counsel. The Purchaser shall have received from Sachnoff & Weaver, Ltd., counsel to the Company, an opinion dated the Closing Date, in the form of Exhibit 5.8.


     5.9. Officer's and Other Certificates. The Company shall have delivered to the Purchaser the following:

     (a) an officer's certificate, dated the Closing Date, stating that the conditions specified in Sections 5.1, 5.2, 5.6 and 5.7 have been satisfied on or prior to the Closing Date;

     (b) incumbency certificates for the officers of the Company executing this Agreement or any documents delivered in connection with this Agreement;

     (c) copies of the resolutions adopted by the Company's Board of Directors and the stockholders (to the extent required by the Company's Certificate of Incorporation and By-laws) of the Company authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified to by the Secretary of the Company as being in full force and effect on the Closing Date;

     (d) a certified copy of the Certificate of Incorporation of the Company, as then in effect, and as filed with the Secretary of State of Delaware;

     (e) a certificate, dated as of a recent date, of the Secretary of State of Delaware attesting as to the good standing of the Company in such State;

     (f) a stock certificate registered in the name of the Purchaser representing the New Shares purchased by the Purchaser on the Closing Date;

     (g) a copy of the Company's By-laws, as amended, certified to by the Secretary of the Company as being in full force and effect on the Closing Date; and

     (h) such other certificates or documents as the Purchaser or its counsel may reasonably request relating to the transactions contemplated hereby.

     5.10. Legal Action. There shall not have been instituted or threatened any legal proceeding seeking to prohibit or threaten the consummation of the transactions contemplated by this Agreement. None of the parties hereto shall be prohibited by any order, writ, injunction or decree of any governmental body of competent jurisdiction from consummating the transactions contemplated by this Agreement.

                                       6.
                        Company's Conditions to Closing

     The Company's obligation to sell and issue the New Shares and to issue the Promissory Note the Closing Date is subject to the fulfillment as of the Closing Date of the following conditions, the waiver of which shall not be effective unless it is provided in writing:

     6.1. Representations.  The representations made by the Purchaser in
Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

     6.2. Compliance with State Securities Laws. The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the New Shares, or shall have the availability of exemptions therefrom.

     6.3. Legal Matters. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by the counsel to the Company.

     6.4. Loan from Purchaser. At the Closing, Purchaser shall advance the principal amount of the Loan to the Company.

     6.5. Issue of an Irrevocable Voting Proxy by the Purchaser. The Purchaser shall have executed and delivered an irrevocable power of attorney in favor of Davis and Brannen empowering them jointly (or individually in the event of the death or resignation of one of them as an officer of the Company), for a period ending on the earlier of (i) the date of the Company's second annual meeting following the Closing or (ii) eighteen (18) months following the Closing, to vote all the New Shares as well as any other shares of the capital stock of the Company acquired by Purchaser; provided, however, that during such period, Davis and Brannen shall not be entitled to vote any of the Purchaser's shares on any material corporate matter, which for purposes hereof shall include (A) any proposal to amend the Certificate of Incorporation or the By-laws of the Company or (B) any other matter that would impair, diminish or adversely affect the Purchaser's rights as a stockholder of the Company as compared to any other holders of Common Stock; provided that such proxy shall immediately terminate upon the occurrence of an Event of Default as defined in the Promissory Note. The precise terms and conditions of said power of attorney are set forth in the Power of Attorney attached as Exhibit 6.5.

     6.6. Suitability Questionnaire. The Purchaser will have executed and delivered to the Company a Suitability Questionnaire, acceptable to counsel for the Company.

                                       7.
                      Affirmative Covenants of the Company

     The Company hereby covenants and agrees as follows:

     7.1. Key Man Insurance.  As soon as practicable, but no later than ninety
(90) days after the Closing, the Company shall have obtained, and shall maintain, key-man life insurance policies from a nationally recognized insurance company, for the benefit of the Company on the lives of Davis and Brannen, each policy to be in the amount of $500,000.00.

     7.2. Financial Information. Subject to Section 7.5, from the date of this Agreement until the time of the Company's first public offering ( the "Initial Public Offering"), the Company will mail the following reports to the Purchaser for so long as, and at any time when, Purchaser is the holder of the Promissory Note or a holder of at least fifteen percent (15%) of the issued and outstanding Common Stock of the Company.

      (a) As soon as practicable, but not later than sixty (60) days after the Closing Date, the Company shall deliver to Purchaser its combined audited balance sheet and statement of operations and the audited balance sheets and statements of operations of each of its subsidiaries for the fiscal year ended December 31, 1995.

      (b) As soon as practicable after the end of each fiscal year beginning with the fiscal year ending December 31, 1996, and in any event within ninety (90) days thereafter, unaudited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, which statements shall be audited by independent public accountants of national standing selected by the Company and provided to Purchaser in audited form no later than six (6) months after the end of each fiscal year.

      (c) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event no later than sixty (60) days thereafter, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and consolidated statements of changes in financial condition of the Company and its subsidiaries, if any, for such a period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Company.

      (d) Contemporaneously with their delivery to holders of the Company's Common Stock, a copy of each report or other communication delivered to holders of its Common Stock.

     7.3. Additional Information. Subject to Section 7.5, as long as Purchaser is the holder of the Promissory Note or, at any time when Purchaser is a holder of at least fifteen percent (15%) of the total issued and outstanding Common Stock of the Company, the Company will deliver or provide to Purchaser:

      (a) Within thirty (30) days prior to the beginning of each fiscal year, an Annual Plan. The Annual Plan shall set forth full and complete forecasted balance sheets, income statements and statements of cash flow for such fiscal year and for each month within that year. The Annual Plan shall also describe the marketing, organization and staffing and financial strategies which support the Annual Plan's forecasted figures.

      (b) Promptly after each meeting or the execution of an action by written consent, copies of the minutes of proceedings or actions by written consent of the Company's Board of Directors and stockholders.

      (c) For so long as Purchaser is eligible to receive reports under this
      Section 7.3, it shall also have the right, at its expense, to visit and inspect any of the properties of the Company or any of it its subsidiaries, to examine its books of account and records, and to discuss their affairs, finances and accountants with their officers, all at such reasonable times as often may be reasonably requested, provided, however, that the Company shall not be obligated to provide any information, other than to the designee(s) of Purchaser on the Board of Directors, that it reasonably considers to be a trade secret or to contain confidential information.

     7.4. Assignment of Rights to Financial Information. The rights granted pursuant to Sections 7.2 and 7.3 may not be assigned or otherwise conveyed by Purchaser or by any subsequent transferee of any such rights without the prior written consent of the Company, other than in connection with the pro rata distribution of its interests under this Agreement to its partners as permitted by Section 11.3 hereof unless they ask not to receive such information.

     7.5. Termination Covenants. The covenants set forth in Section 7 shall terminate and be of no further force or effect at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     7.6. Other Insurance. From and after the Closing, the Company shall maintain valid policies of worker's compensation insurance and such other insurance with respect to its properties and business of the kinds, in amounts and with insurers as directed from time to time by the Company's Board of Directors. The activities and operations of the Company will be conducted in a manner so as to conform to all applicable provisions of such insurance policies.

     7.7. Taxes and Other Liabilities. The Company will pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other material liabilities at any time existing, except to the extent and so long as (a) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon the financial condition of the Company or the loss of any right of redemption from any sale thereunder and (b) the Company shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed by it adequate with respect thereto.

     7.8. Notice of Litigation and Disputes. The Company will promptly notify Purchaser of any significant suits or litigation instituted against it or any of its subsidiaries, or disputes that have a high probability of resulting in material litigation.

     7.9. Election of Directors. So long as, and at any time when, at least fifteen percent (15%) of the shares issued hereunder are held of record by Purchaser, (a) Davis and Brannen agree that in any election of a director or directors of the Company, they shall vote their shares of capital stock of the Company and the New Shares with respect to which they will have a proxy in such a manner that immediately after such election the Company's Board of Directors shall include two designees of Purchaser; (b) the Company will use its best efforts to cause such designees to be elected to the Company's Board of Directors; and (c) in the event of any vacancy on the Board of Directors, the Company and the Purchaser will use their best efforts to fill the vacancy such that the Board will include such designees. The Company covenants that at all times on or after thirty (30) days following the Closing, its By-laws will contain provisions authorizing no more than seven (7) directors and indemnifying its directors to the fullest extent permitted under applicable law. In addition, at least one of Purchaser's designees shall be appointed to each of the committees established or maintained by the Board of Directors.

     7.10. Acquisition by the Company of Minority Interests in Subsidiaries. The Company owns sixty percent (60%) of all the outstanding membership interests of Monitor Service Group, LLC, an Illinois limited liability company ("MSG"). MSG, in turn, owns fifty percent (50%) of the outstanding membership interests of Security Associates Command Center II, LLC, a Michigan limited liability company ("SACC"). The Company will acquire, directly or through a wholly-owned subsidiary, free and clear of all liens and encumbrances, at or before the Closing all the outstanding membership interests in MSG and SACC not then owned by the Company. On or before the Closing, the Company will own, directly or indirectly, all of the outstanding membership interests in MSG and SACC.

     7.11. Use of Funds. The Company will use the proceeds from the sale of the New Shares and from the Loan as provided on Schedule 7.11.

     7.12. Rights Offering. The Company, within ten (10) days of receipt of notice from the Purchaser to do so, shall initiate the process of preparing the registration of a rights offering under the Securities Act (the "Rights Offering"), or such other offering as the Parties may agree
to. Pursuant to the Rights Offering, if all such Rights are exercised, the planned proceeds of the
                                       16

Rights Offering shall equal in the aggregate at least two times the initial principal amount of the Loan. If the Company and the Purchaser shall agree, the Company shall initiate an initial public offering of the Company's Common Stock (an "Initial Public Offering") in lieu of the Rights Offering.

     7.13. Company Participation in Rights Offering; Standby Purchasers; Standstill.

     (a) Purchaser acknowledges and agrees that the Board of Directors may authorize the officers and directors of the Company to contact and otherwise encourage existing stockholders of the Company to exercise (and possibly obtain) sufficient number of Rights such that fifty-one percent (51%) of all new shares of Common Stock issued upon exercise of the Rights will be issued to persons other than Purchaser.

     (b) The Purchaser shall endeavor to locate on behalf of the Company one or more parties who are prepared to act as standby purchasers (the "Standby Purchasers") in the Rights Offering. Such Standby Purchasers shall commit that, to the extent such Rights are not exercised prior to expiration, they shall purchase from the Company the same number of shares that were purchasable under such unexercised Rights for a price equal to the exercise price under such Rights.

     (c) Purchaser shall use its best efforts to insure that no partner of Purchaser shall obtain sufficient shares of Common Stock to beneficially own five percent (5%) or more of the then outstanding shares of Common Stock.

     7.14. Senior Executive Incentive Compensation Plan. As soon as practicable, the Company shall implement an incentive compensation plan for Brannen, Davis and Rubin in their capacities as senior executives of the Company and any other senior executives designated by Davis, Brannen and Rubin (the "Incentive Compensation Plan") which shall be satisfactory in form and substance to Purchaser and which shall have the following principal terms: (i) to the extent the Company's value has increased at a compound growth rate in excess of 20%, the participants shall be entitled to 20% of such excess value to be allocated among the participants in accordance with their joint instructions, (ii) the initial valuation to be used for such purposes shall be the value of the Company implied by the Purchaser's acquisition of the New Shares, (iii) the determination of whether a distribution is due under the Incentive Compensation Plan shall not be made until one or more triggering events occurs, such as an initial public offering, a major disposition or the running of a specified period, (iv) the valuation of the Company as of any trigger event shall be based on a multiple of adjusted cash flow, and (v) the distribution under the Incentive Compensation Plan shall be made either in cash or shares of the Company's Common stock, at the Company's election; provided that the parties agree that they shall endeavor in good faith and use their reasonable best efforts to agree to the definitive form of the Incentive Compensation Plan; and provided further that if the parties are unable to agree to such definitive form within sixty (60) days after the date hereof then, unless the parties otherwise agree, the options of Brannen, Davis and Rubin that were canceled as of the Closing Date shall be reinstated and concurrently with such reinstatement the Purchaser shall be granted options identical to such reinstated options pursuant to an agreement substantially similar to the Standby Option and Warrant Agreement.

     7.15. Employment Agreements. Prior to or at Closing, the Company has entered into employment agreements with each of Davis, Brannen and Rubin, in the form of Exhibit 7.15 attached hereto (the "Employment Agreements").

     7.16. Licenses. The Company will obtain and keep in full force and effect all licenses, permits and other authorizations from governmental authorities which shall be necessary to the conduct of its business.

     7.17. Material Changes. The Company will promptly notify the Purchaser of any material adverse change in the business, properties, assets or condition, financial or otherwise, of the Company, and of any litigation or governmental proceeding pending or, to the best knowledge of the Company, threatened against the Company or against any officer or key employee of the Company.

     7.18. Compliance with Law. The Company will comply in all material respects with all applicable statutes, rules and regulations of the United States, of the states thereof and their counties, municipalities and other subdivisions and of any other jurisdiction applicable to the Company, and will do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and authority necessary to continue its business.

     7.19. Lock-up Agreements. The Company will enter into agreements with Brannen, Davis and Rubin (a) substantially in the form of Exhibit 7.19A hereto (each a "Lock-Up Agreement"), pursuant to which such persons shall agree that in the event the Company conducts an Initial Public Offering: that for a period of at least 180 days after the effective date of the Company's Initial Public Offering such persons will not, directly or indirectly, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock of the Company other than securities which are included and sold in such Initial Public Offering or those which are sold or otherwise transferred to a Permitted Transferee (as defined in the Lock-up Agreements); and (b) substantially in the form of Exhibit 7.19B hereto, to grant to the Company and to the Purchaser a right of first refusal with respect to any securities of the Company which such persons propose to sell or otherwise dispose of. Until the Company shall have completed its Initial Public Offering, the Company will exercise its best efforts to enter into similar agreements with all of its officers, directors and 5% stockholders.

     7.20. Conflicting Agreements. The Company will not enter into any agreement which, by its terms, might restrict the performance of the Company's obligations under this Agreement, the New Shares, the Promissory Note or any of the other agreements attached as exhibits hereto, including, but not limited to, registration rights relating to the New Shares.

                                       8.
                       Negative Covenants of the Company.

     The Company covenants and agrees with the Purchaser that as long as, and at any time when, the Purchaser is the holder of the Promissory Note or a holder of at least fifteen percent (15%) of the issued and outstanding Common stock of the Company, without the consent of the Purchaser, which shall not be unreasonably withheld:

     8.1. Merger; Sale of Assets. The Company will not become a party to any merger or consolidation, or sell, lease or otherwise dispose of any of its assets, other than sales and leases of assets in the ordinary course of business and other than the replacement of outmoded or damaged equipment with new equipment unless such transaction is approved by 2/3 of the minority stockholders of the Company (excluding shares held directly or indirectly by Purchaser and the officers and directors of the Company). The Company will not voluntarily dissolve, liquidate or wind up the Company or carry out any partial liquidation of the Company.

     8.2. Business. The Company will not engage in any business other than its current business, businesses anticipated in its business plan and related services and activities appropriate or necessary in connection therewith.

     8.3. Stock Repurchases. The Company will not purchase or redeem any shares of its capital stock other than pursuant to agreements with officers or employees of the Company relating to repurchase of stock after termination of employment.

     8.4. Dividends. The Company will not declare or pay any dividend or make any distribution in cash, securities or other property to the stockholders of the Company.

     8.5. Indebtedness. The Company will not create, incur or assume or otherwise become or remain liable with respect to Indebtedness to be incurred in an amount exceeding 4.5 times the cash flow of the Company at any one time outstanding.

     8.6. Capital Expenditures. The Company will not make or commit to make capital expenditures in any one year in excess of fifteen percent (15%) of the annual cash flow of the Company.

     8.7. Acquisition. The Company will not acquire any assets or stock of another entity which acquisition in the aggregate costs more than 25% of owned accounts or 25% of third party maintained accounts if it is a single transaction acquisition, whether by means of acquisition of assets or stock or by merger.

     8.8. Amendments. The Company will not amend its Certificate of Incorporation or By-laws in any way that would impair, diminish or adversely affect the Purchaser's rights as a stockholder of the Company.

     8.9. Issuance of Shares. Except as set forth in Schedule 8.9 attached hereto, the Company will not authorize, create or issue any series or shares of capital stock (or options, warrants or other rights to purchase or acquire any capital stock or any security convertible into or exchangeable or exercisable for any capital stock), or adopt or otherwise institute any stock option or stock purchase plan for, or otherwise issue any stock or options to, employees, consultants or directors of the Company except that the Company may authorize options for employees, consultants and directors; provided, however, that the total number of such options shall not exceed the amount determined pursuant to
Section 7.14 hereof, and such options may only be issued on terms and conditions acceptable to the Board of Directors.

     8.10. Transactions with Affiliates. The Company will not engage in any transaction with, nor enter into any contract, agreement or other arrangement providing for, nor amend any existing agreement relating to, the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any officer, director or stockholder of the Company or any affiliate or associate of such persons or entities, except for employment agreements with employees and normal employee benefits.

                                       9.
                       Purchaser's Right of First Refusal

     9.1. Right of First Refusal. The Company hereby grants to Purchaser the right of first refusal to purchase its pro rata share of all or any part of any New Securities (as defined in this Section 9.1) which the Company may, from time to time, propose to sell and issue. A pro rata share, for purposes of this right of first refusal, is the ratio that the number of New Shares then held by Purchaser, bears to the total number of shares of Common Stock then outstanding.

     (a) Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock, and securities of any type whatsoever that are, or may become, convertible into said shares of Common Stock. Notwithstanding the foregoing, "New Securities" does not include
(i) the New Shares; (ii) securities issued in the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its stockholders own not less than fifty-one (51%) of the voting power of the surviving or successor corporation; (iii) stock issued pursuant to any rights or agreements, including, without limitation, convertible securities, options and warrants, provided that the rights of first refusal established by this Section 9.1 apply with respect to the initial sale or grant by the Company of such rights or agreements; (iv) stock issued in connection with any stock split, stock dividend or recapitalization by the Company; (v) stock issued pursuant to any stock option plan for directors, employees and consultants of the Company; and
(vi) stock issued with respect to the Remaining Options.

     (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give Purchaser written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. Purchaser shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase up to
Purchaser's pro rata share of such New Securities for the price and upon the terms specified in
                                       20
the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

     (c) In the event Purchaser fails to exercise such right of first refusal within said fifteen (15) day period, the Company shall have ninety (90) days thereafter to sell the New Securities not elected to be purchased by Purchaser at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety (90) day period, the Company shall not thereafter issue or sell any of such New Securities without first offering such securities in the manner provided above.

     (d) In the event that such terms and conditions of a bona fide offer do not provide for the Purchaser to have any registration rights, the Company agrees with the Purchaser that in the event the Purchaser acquires any New Securities pursuant to paragraph (b) above, such New Securities shall be deemed Registrable Securities for the purposes of Section 10 hereof.

     (e) The closing of the purchase of shares pursuant to this Section 9 shall occur at the principal office of the Company (i) on the fifth business day after the expiration of fifteen (15) days after receipt of the Company's Notice if the Purchaser purchases all such New Securities, (ii) concurrently with the closing of the sale of New Securities if the Purchaser does not purchase all such New Securities, or (iii) at such other time as the Purchaser and the Company may mutually determine. At the closing, the Company shall deliver to the Purchaser, the certificate or certificates representing such shares, free and clear of all liens and encumbrances whatsoever (other than those imposed by this Agreement), and the Purchaser shall pay to the Company, in cash or by delivery of a certified check, the amount of the purchase price for the shares of New Securities purchased by the Purchaser pursuant to this Section 9.

     (f) The right of first refusal granted under this Agreement shall expire upon the first to occur of the following: (i) the closing of the first public offering of the Common Stock of the Company to the general public which is effected pursuant to a registration statement filed with, and declared effective under the Securities Act, and such right of first refusal and related right of notice shall not apply to the offer or sale of shares pursuant to such public offering; (ii) September 5, 1999; or (iii) as to Purchaser, if Purchaser no longer holds at least fifteen percent (15%) of the outstanding capital stock of the Company.

                                      10.
                              Registration Rights.

     10.1. Required Registration. If at any time after one year from the Closing Date, the Purchaser shall decide to sell or otherwise dispose of Registrable Securities of the Company then owned by the Purchaser, the Purchaser may give written notice to the Company of the proposed disposition, specifying the number of Registrable Securities so to be sold or disposed of and requesting that the Company prepare and file a registration statement under the Securities Act covering such Registrable Securities. The Company shall use its best efforts to cause an appropriate registration statement (the "Registration
Statement") covering such Registrable Securities to be filed with the Commission and to become effective as soon as reasonably practicable and to remain effective until the completion of the distribution of the Registrable Securities to be offered or sold, but not to exceed 180 days. The Company shall not be obligated to file more than one Registration Statement pursuant to the foregoing provisions of this Section 10.1. The Company shall bear all of the Costs and Expenses (as defined in Section 10.9 herein) of such Registration Statements. In addition to the foregoing and without regard to there first having been filed the Registration Statement provided for in the foregoing provisions of this Section 10.1, from such time as the Company shall be eligible to register its securities on such form the Purchaser will be entitled to demand three Registration Statements on Form S-3 (or any similar short-form Registration Statement) and the Company's shall bear all of the Costs and Expenses of such Registration Statements. The Company will use its best efforts to utilize a short-form registration statement for which the Company qualifies. A demand for registration under this Section 10.1 will not count as such until it has become effective. Any demand registration required pursuant to this Section 10.1 may be delayed for a period not to exceed ninety (90) days, if the Company certifies in writing that proceeding with such registration would disrupt a material financing or other transaction of the Company.

     10.2. Procedure for Registration. In connection with the filing of a Registration Statement pursuant to Section 10.1 hereof, and in supplementation and not in limitation of the provisions hereof, the Company shall:

     (a) Notify the Purchaser as to the filing of the Registration Statement and of all amendments or supplements thereto filed prior to the effective date of such Registration Statement;

     (b) Notify the Purchaser promptly after the Company shall receive notice thereof, of the time when said Registration Statement became effective or when any amendment or supplement to any prospectus forming a part of such Registration Statement has been filed;

     (c) Notify the Purchaser promptly of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

     (d) Prepare and promptly file with the Commission and promptly notify the Purchaser of the filing of any amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, any event with respect to the Company shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; and, in addition, prepare and file with the Commission, promptly upon the Purchaser's written request, any amendments or supplements to such Registration Statement or prospectus which may be reasonably necessary or advisable in connection with the distribution of the Registrable Securities;

     (e) Prepare, promptly upon request of the Purchaser or any underwriters for the Purchaser, such amendment or amendments to such Registration Statement and such prospectus or prospectuses as may be reasonably necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act until the completion of the distribution of the Registrable Securities, but not to exceed 180 days;

     (f) Advise the Purchaser promptly after the Company shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of any such Registration Statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or obtain its withdrawal promptly if such stop order should be issued;

     (g) Use its best efforts to qualify, as soon as reasonably practicable, the Registrable Securities for sale under the securities or blue-sky laws of such states and jurisdictions within the United States as shall be reasonably requested by the Purchaser; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to become subject to taxation or to file a consent to service of process generally in any of the aforesaid states or jurisdictions;

     (h) Furnish the Purchaser, as soon as available, copies of any Registration Statement and each preliminary or final prospectus, or supplement or amendment required to be prepared pursuant hereto, all in such quantities as the Purchaser may, from time to time, reasonably request; and

     (i) If requested by the Purchaser, enter into an agreement with the underwriters of the Registrable Securities being registered containing customary provisions and reflecting the foregoing.

     10.3. Incidental Registration. If at any time the Company shall propose the filing of a Registration Statement on an appropriate form under the Securities Act of any securities of the Company, otherwise than pursuant to
Section 10.1 hereof, other than in connection with the Rights Offering and other than a registration statement on Forms S-8 or S-4 or any equivalent form then in effect, then the Company shall give the Purchaser notice of such proposed registration and shall include in any Registration Statement relating to such securities all or a portion of the Registrable Securities then owned by the Purchaser, which the Purchaser shall request, by notice given by the Purchaser to the Company within 30 days after the giving of such notice by the Company, to be so included. In the event of the inclusion of Registrable Securities pursuant to this Section 10.3, the Company shall bear all of the Costs and Expenses of such registration; provided, however, that the Purchaser shall pay, pro rata based upon the number of Registrable Securities included therein, the underwriters discounts and compensation attributable to the inclusion of such Registrable Securities. In the event the distribution of securities of the Company covered by a Registration Statement referred to in this Section 10.3 is to be underwritten, then the Company's obligation to include Registrable Securities in such Registration Statement shall be subject, at the option of the Company, to the following further conditions:

     (a) The distribution for the account of the Purchaser shall be underwritten by the same underwriters who are underwriting the distribution of the securities for the account of the Company and/or any other persons whose securities are covered by such Registration Statement, and the Purchaser will enter into an agreement with such underwriters containing customary provisions;

     (b) If the underwriting agreement entered into with the aforesaid underwriters contains restrictions upon the sale of securities of the Company, other than the securities which are to be included in the proposed distribution, for a period not exceeding 180 days from the effective date of the Registration Statement, then such restrictions will be binding upon the Purchaser and, if requested by the Company, the Purchaser will enter into a written agreement to that effect; and

     (c) If the underwriters state in writing that they are unwilling to include any or all of the Purchaser's securities in the proposed underwriting because such inclusion will materially interfere with the orderly sale and distribution of the securities being offered by the Company, then the number of the Purchaser's securities to be included will be reduced pro rata on the basis of the number of shares owned by all holders of Registrable Securities, or there will be no inclusion of the Purchaser's securities in the registration statement and proposed distribution, in accordance with such statement by the underwriters.

     10.4. Indemnification by the Company. The Company will indemnify and hold harmless the Purchaser, any underwriter (as defined in the Securities Act) for the Purchaser, each partner, officer and director of the Purchaser, and each person, if any, who controls the Purchaser or such underwriter within the meaning of the Securities Act (but, in the case of an underwriter or a controlling person, only if such underwriter or controlling person indemnifies the persons mentioned in subdivision (b) of Section 10.5 hereof in the manner set forth therein), against any losses, claims, damages or liabilities, joint or several, to which the Purchaser or any such underwriter, partner, officer, director or controlling person becomes subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus (if used prior to the effective date of the Registration Statement), or contained, on the effective date thereof, in any Registration Statement under which Registrable Securities were registered under the Securities Act, the prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse the Purchaser and any such underwriter, partner, officer, director or controlling person for any legal or other expenses reasonably incurred by the Purchaser, or any such partner, officer, director, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to any such persons in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished to the Company in writing by such person expressly for inclusion in any of the foregoing documents.

     10.5. Indemnification by The Purchaser.  The Purchaser shall:

     (a) Furnish in writing all information to the Company concerning itself and its holdings of securities of the Company as shall be required in connection with the preparation and filing of any Registration Statement covering any Registrable Securities; and

     (b) Indemnify and hold harmless the Company, each of its directors, each of its officers who has signed a Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act and any underwriter (as defined in the Securities Act) for the Company, against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person or underwriter may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue or alleged untrue statement of any material fact contained in any preliminary prospectus (if used prior to the effective date of the Registration Statement) or contained on the effective date thereof, in any Registration Statement under which Registrable Securities were registered under the Securities Act, the prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Purchaser expressly for inclusion in any of the foregoing documents, and the Purchaser shall reimburse the Company and any such underwriter, officer, director or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.

     10.6. Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (a) the Purchaser or other person or entity entitled to indemnification under this Agreement, makes a claim for indemnification pursuant to Section
10.4 or Section 10.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that
Section 10.4 or Section 10.5 provides for indemnification in such case, or (b) contribution under the Securities Act may be required on the part of any the Purchaser, the Company or other person in circumstances for which indemnification is provided under Section 10.4 or Section 10.5; then, and in each such case, the Purchaser, the Company and such person will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Purchaser or other person is responsible for the portion represented by the percentage that the public offering price of its securities offered by the Registration Statement bears to the public offering price of all securities offered in such Registration Statement; provided, however, that, in any such case, (i) neither the Purchaser, the Company nor any other person will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered by it pursuant to such Registration Statement; and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     10.7. Notification by The Purchaser. The Purchaser and each other person indemnified pursuant to Section 10.4 hereof will, in the event it receives notice of the commencement of any action against it which is based upon an alleged act or omission which, if proven, would result in the Company's having to indemnify it pursuant to Section 10.4 hereof, promptly notify the Company, in writing, of the commencement of such action and permit the Company, if the Company so notifies the Purchaser within 10 days after receipt by the Company of notice of the commencement of the action, to participate in and to assume the defense of such action with counsel reasonably satisfactory to the Purchaser or such other indemnified person, as the case may be; provided, however, that the Purchaser shall be entitled to retain its own counsel at the Company's expense if it believes there exists a conflict of interest between the Company and the Purchaser. The omission to notify the Company promptly of the commencement of any such action shall not relieve the Company of any liability to indemnify the Purchaser or such other indemnified person, as the case may be, under Section 10.4 hereof, except to the extent the Company shall suffer any loss by reason of such failure to give notice and shall not relieve the Company of any other liabilities which it may have under this or any other agreement.

     10.8. Notification by Company. The Company agrees that, in the event it receives notice of the commencement of any action against it which is based upon an alleged act or omission which, if proven, would result in the Purchaser having to indemnify the Company pursuant to subdivision (b) of Section 10.5 hereof, the Company will promptly notify the Purchaser in writing of the commencement of such action and permit the Purchaser, if the Purchaser so notifies the Company within 10 days after receipt by it of notice of the commencement of the action, to participate in and to assume the defense of such action with counsel reasonably satisfactory to the Company; provided, however, that the Company shall be entitled to retain its own counsel at the Purchaser's expense if it believes there exists a conflict of interest between the Purchaser and the Company. The omission to notify the Purchaser promptly of the commencement of any such action will not relieve the Purchaser of liability to indemnify the Company under subdivision (b) of Section 10.5 hereof, except to the extent that the Purchaser suffers any loss by reason of such failure to give notice and shall not relieve the Purchaser of any other liabilities which it may have under this or any other agreement.

      10.9. Costs and Expenses. As used in this Agreement, "Costs and Expenses" shall include all of the costs and expenses relating to the Registration Statement involved, including but not limited to registration, filing and qualification fees, blue-sky expenses, printing expenses, reasonable fees and disbursements of counsel to the Company and counsel for the Purchaser, (provided, however, that no more than one such counsel for the Purchaser will be so designated on any occasion), and accounting fees; provided however, that underwriting discounts and commissions and reimbursable underwriters' expenses will be borne pro rata by the holders of the securities included in the Registration Statement.

     10.10. Rule 144 Reporting. After the Company becomes subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, and with a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the New Shares without registration, until the New Shares may be freely disposed of without any limitations, the Company agrees to:

     (a) Cause public information with respect to the Company to be available, as set forth in Rule 144 or any comparable rule or regulation under the Securities Act, at all times;

     (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

     (c) Furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and Exchange Act.

     10.11. Certain Definitions. The following terms shall have the respective definitions set forth below:

           Affiliate: has the meaning such term is given in Rule 405 promulgated under the Securities Act.

           Associate: has the meaning such term is given in Rule 405 promulgated under the Securities Act.

           Commission: the Securities and Exchange Commission.

           Public Offering: a distribution of New Securities in an underwritten public offering to the general public pursuant to a Registration Statement filed with and declared effective by the Commission pursuant to the Securities Act.

           Registrable Securities: (i) The New Shares, (ii) any other securities which pursuant to the terms of this Agreement are deemed to be Registrable Securities and (iii) any securities issued or issuable with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, provided that a Registrable Security ceases to be a Registrable Security when (a) it has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it,
      (b) it has been distributed pursuant to Rules 144 or 144A (or any similar provisions then in force) under the Securities Act or (c) it has otherwise been transferred and a new certificate or other evidence of ownership for it not bearing a legend restricting transfer under the Securities Act and not subject to any stop transfer order has been delivered by or on behalf of the Company and no other restriction on transfer exists.

                                      11.
                                 Miscellaneous.

     11.1. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING ANY EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. The Company agrees that it will not assert against any partner of the Purchaser (or against any partner, officer, director, employee or agent of the Purchaser or any of its Affiliates) any claim it may have under this Agreement by reason of any failure or alleged failure by the Purchaser to meet its obligations hereunder. The parties hereto agree and intend that the proper and exclusive forum for the litigation of any disputes or controversies arising out of, or related to, this Agreement shall be the courts of the State of Illinois and of any Federal Court located in such state. The Company agrees that it will not commence or move to transfer any action or proceeding, arising out of or relating to this Agreement, in or to any court other than one located in the State of Illinois. The Company irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at the address provided herein, such service to become effective 30 days after such mailing. Nothing contained in this Section shall affect the right of the Purchaser to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Company in any other jurisdiction. In the event the Company should commence or maintain any action arising out of or related to this Agreement in a forum other than the courts located in the State of Illinois, the Purchaser shall be entitled to request the dismissal of such action, and the Company stipulates that such action shall be dismissed.

     11.2. Survival. The representations and warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby.

     11.3. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Purchaser may not assign any part of its rights and obligations hereunder without the prior written consent of the Company, which shall not be unreasonably withheld, other than as part of a pro rata distribution of its interests under this Agreement to its partners. A person to whom all or a part of the Purchaser's rights are assigned shall become a party to this Agreement, entitled to all the rights and benefits and subject to all of the duties and obligations of Purchaser hereunder. Whenever reference is made to the Purchaser in this Agreement, such reference shall include any assignees of the Purchaser's rights hereunder.

     11.4. Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     11.5. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to the Purchaser, or at 52 Vanderbilt Avenue, 5th Floor, New York, NY 10017 or at such other address the Purchaser shall have furnished to the Company in writing; or (b) if to the Company, at 2101 South Arlington Heights Road, Arlington Heights, Illinois 60005-4142, addressed to the President of the Company, or at such other address the Company shall have furnished to the Purchaser in writing.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     11.6. Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of New Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     11.7. Expenses. The Company and Purchaser shall each bear its own legal and other expenses incurred on its behalf with respect to the preparation of this Agreement, any related documents and the transactions contemplated hereby.

     11.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     11.9. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     11.10. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     11.11. Waiver of Jury Trial. The Parties hereby expressly waive any right they may have to a jury trial in any suit, action or proceeding existing under or relating to this Agreement, any stock, promissory notes or other securities issued by the Company pursuant to this Agreement or any of the other documents executed and delivered in connection with this Agreement.

     The foregoing Agreement is hereby executed as of the date first above written.


                             Security Associates International, Inc.
                             a Delaware corporation
                             ("Company")



                             By:   /s/ James S. Brannen
                                 --------------------
                             Its:  President
                                 --------------------




                             TJS Partners, L.P.
                             a New York limited partnership
                             ("Purchaser")




                             By:   /s/ Thomas J. Salvatore
                                 -------------------------------
                             Its:  Managing Partner of TJS Mangement, L.P.,
                                 -----------------------------------------
                                   its General Partner
                                 -----------------------------------------

     The undersigned acknowledge that they are significant stockholders of the Company and that they will receive material economic benefits upon the consummation of the transactions contemplated hereby. In order to induce the Purchaser to enter into this Agreement, the undersigned agree to be bound by
Section 7.9 hereof.


Dated September 5, 1996


/s/ Ronald I. Davis
------------------------
Ronald I. Davis


/s/ James S. Brannen
------------------------
James S. Brannen